As filed with the Securities and Exchange Commission on
                       June 15, 2000
               Registration No. 333-
  <P>
            SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, DC 20549
  <P>
                       FORM S-8
              REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
  <P>
                       UNICO, INC.
     (Exact name of issuer as specified in its charter)

  Delaware                                               73-1215433
  (State or other jurisdiction of             (I.R.S. Employer Identification No.)
   incorporation or organization)
  <P>
  333 Ludlow Street, Stamford, Connecticut                 06902
  (Address of Principal Executive Offices)               (Zip Code)

  <P>
        Unico, Inc. 2000 Non-Employee Stock Option Plan
                (Full title of the Plan)
  <P>
                   Jay R. Weppler, CEO
                      Unico, Inc.
                   333 Ludlow Street
              Stamford, Connecticut 06902
         (Name and address of agent for service)
                     (203) 323-6299
  <P>
                       copies to:
            Richard I. Anslow & Associates
              4400 Route 9, 2nd Floor
                  Freehold, NJ 07728
                    (732) 409-1212
  <P>
  Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration
  Statement.
  <P>
  CALCULATION OF REGISTRATION FEE

                                                    Proposed        Proposed
  Title of                                          maximum         maximum
  securities           Amount       Offering        aggregate       amount of
  to be                to be        price per       offering        registration
  registered           registered   share (1)(2)    price           fee (1)
  <P>
  2000 Non-Employee
  Stock Option Plan,
  Common Stock
  $.01 par value     1,084,511(3)(4)   $1.09        $1,182,116.99   $312.08
  <P>
  TOTAL

  <P>
  (1)     The fee with respect to these shares has been
  calculated pursuant to Rules 457(h) and 457(c) under the
  Securities Act of 1933 and based upon the average of the
  last price per share of the Registrant's Common Stock on
  June 13, 2000 a date within five (5) days prior to the
  date of filing of this Registration Statement, as
  reported by the OTC Electronic Bulletin Board.
  <P>
  (2)     Estimated solely for the purpose of calculating
  the registration fee.
  <P>
  (3)     The indicated number of shares to be registered
  represents additional shares issuable under the Unico,
  Inc. 2000 Non-Employee Stock Option Plan (the "Plan")
  that are not covered by prior registration statements.
  The Plan was filed with the Securities and Exchange
  Commission on an S-8 Registration Statement on April 5,
  2000.  Such S-8 filing registered 914,800 shares under
  the Plan.  This S-8 Registration Statement is registering
  an additional 1,084,511 shares under the Plan.  The Plan
  has reserved 2,000,000 shares for issuance.  Therefore,
  after the filing of this S-8 Registration Statement, the
  Plan will have 689 shares reserved for future issuance
  thereunder.
  <P>
  (4)     This Registration Statement shall also cover any
  additional shares of Common Stock which become issuable
  under the Plan by reason of any stock dividend, stock
  split, recapitalization or any other similar transaction
  effected without the receipt of consideration which
  results in an increase in the number of the Registrant's
  outstanding shares of Common Stock.
  <P>
  Documents Incorporated by Reference    X Yes      No
  <P>
  STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
  ADDITIONAL SECURITIES
  <P>
       The Registrant previously filed a Registration
  Statement on Form S-8 with the Securities and Exchange
  Commission on April 5, 2000 (SEC File No. 333-34046) (the
  "2000 Non-Employee Stock Option Plan Form S-8") in
  connection with the Plan.  This Registration Statement
  registers additional shares of the Registrant's Common
  Stock to be issued pursuant to the Plan.  The contents of
  the 2000 Non-Employee Stock Option Plan Form S-8, and
  periodic reports that the registrant filed after the 2000
  Non-Employee Stock Option Plan Form S-8 to maintain
  current information about the Registrant, are hereby
  incorporated by reference into this Registration
  Statement pursuant to General Instruction E of Form S-8.
  <P>
                          PART II
  <P>
  Item 3. Incorporation of Documents by Reference.
  ------------------------------------------------
  <P>
  The following documents are incorporated by reference in
  this Registration Statement and made a part hereof:
  <P>
  (a)     The Company's Annual Report on Form 10-KSB for
  the fiscal year ended December 31, 1999;
  <P>
  (b)     The Company's Quarterly Report on Form 10-QSB for
  the quarter ended March 31, 2000;
  <P>
  (c)     The Company's Current Report on Form 8-K for the
  event dated September 23, 1999 and filed February 17,
  2000;
  <P>
  (d)     All other documents filed by the Company after
  the date of this Registration Statement under Section
  13(a), 13(c), 14 and 15(d) of the Securities Exchange Act
  of 1934, prior to the filing of a post-effective
  amendment to the Registration Statement which indicates
  that all securities offered have been sold or which de-
  registers all securities then remaining in the
  Registration Statement and to be part thereof from the
  date of filing of such documents.
  <P>
  Item 4. Description of Securities.
  ----------------------------------
  <P>
  Not Applicable.
  <P>
  Item 5. Interest of Named Experts and Counsel.
  ----------------------------------------------
  <P>
  Certain legal matters in connection with the shares being
  registered herein will be passed upon for the Company by
  Richard I. Anslow & Associates, 4400 Route 9, 2nd Floor,
  Freehold, New Jersey 07728.   Richard I. Anslow, the
  principal of Richard I. Anslow & Associates presently
  owns 50,000 shares of the Company's Common Stock.  An
  additional 25,000 shares of the Company's Common Stock
  are being registered for Mr. Anslow pursuant to this Form
  S-8 Registration Statement.
  <P>
  Item 6. Indemnification of Directors and Officers.
  --------------------------------------------------
  <P>
  The Certificate of Incorporation and By-laws of the
  Company provide that the Company shall indemnify to the
  fullest permitted by Delaware law any person whom it may
  indemnify thereunder, including directors, officers,
  employees and agents of the Company.  Such
  indemnification (other than as ordered by a court) shall
  be made by the Company only upon a determination that
  indemnification is proper in the circumstances because
  the individual met the applicable standard of conduct
  i.e., such person acted in good faith and in a manner he
  reasonably believed to be in or not opposed to the best
  interest of the Company. Advances for such
  indemnification may be made pending such determination.
  Such determination shall be made by a majority vote of a
  quorum consisting of disinterested directors, or by
  independent legal counsel or by the stockholders. In
  addition, the Certificate of Incorporation provides for
  the elimination, to the extent permitted by Delaware law,
  of personal liability of directors to the Company and its
  stockholders for monetary damages for breach of fiduciary
  duty as directors.
  <P>
  The Company has also agreed to indemnify each director
  and executive officer pursuant to an Indemnification
  Agreement with each such director and executive officer
  from and against any and all expenses, losses, claims,
  damages and liability incurred by such director or
  executive officer for or as a result of action taken or
  not taken while such director or executive officer was
  acting in his capacity as a director, officer, employee
  or agent of the Company.  The obligations of the Company
  for indemnification is limited to the extent provided in
  the Delaware Business Corporation Act and is also limited
  in situations where, among others, the indemnitee is
  deliberately dishonest, gains any profit or advantage to
  which he is not legally entitled or is otherwise
  indemnified.
  <P>
  Insofar as indemnification for liabilities arising under
  the Securities Act may be permitted to directors,
  officers and controlling persons of the Company pursuant
  to the foregoing provisions, or otherwise, the Company
  has been advised that in the opinion of the Securities
  and Exchange Commission such indemnification is against
  public policy as expressed in the Securities Act and is,
  therefore, unenforceable. In the event that a claim for
  indemnification against such liabilities (other than the
  payment by the Company of expenses incurred or paid by a
  director, officer or controlling person of the Company in
  the successful defense of any action, suit or proceeding)
  is asserted by such director, officer or controlling
  person in connection with the securities being
  registered, the Company will, unless in the opinion of
  its counsel the matter has been settled by controlling
  precedent, submit to a court of appropriate jurisdiction
  the question of whether such indemnification by it is
  against public policy as expressed in the Securities Act
  and will be governed by the final adjudication of such
  issue.
  <P>
  Item 7. Exemption From Registration Claimed.
  --------------------------------------------
  <P>
  Not Applicable.
  <P>
  Item 8. Exhibits.
  -----------------

  Number       Description
  <P>
  4.1          Consulting Agreement dated April 13, 2000 between
               the Company and CPM Consultants, Ltd.
  <P>
  4.2          Consulting Agreement dated May 28, 2000 between the
               Company and Benny Blom Nateko.
  <P>
  4.3          Consulting Agreement dated June 6, 2000 between the
               Company and Richard I. Anslow
  <P>
  4.4          Consulting Agreement dated June 1, 2000 between the
               Company and Joel P. Sens.
  <P>
  4.5          Consulting Agreement dated September 30, 1999 between
               the Company and Ciprian Neiculescu.
  <P>
  5            Consent and Opinion of Richard I. Anslow & Associates.
  <P>
  23           Consent of Richard Sellers & Associates.
  <P>
  99.2         2000 Non-Employee Stock Option Plan is incorporated
               herein by reference to the Registrant's Registration
               Statement on Form S-8 as filed on April 5, 2000
               (File No. 333-34046).

  Item 9. Undertakings.
  ---------------------
  <P>
  The undersigned registrant hereby undertakes:
  <P>
  (1)     To file, during any period in which offers or
  sales are being made, a post-effective amendment to this
  registration statement:
  <P>
  (a)     To include any prospectus required by Section
  10(a)(3) of the Securities Act of 1933.
  <P>
  (b)     To reflect in the prospectus any facts or events
  arising after the effective date of the registration
  statement (or the most recent post-effective amendment
  thereof) which, individually or in the aggregate,
  represent a fundamental change in the information set
  forth in the registration statement; and
  <P>
  (c)     To include any material information with respect
  to the plan of distribution not previously disclosed in
  the registration statement or any material change to such
  information in the registration statement.
  <P>
  Provided, however, that paragraphs (1)(a) and (1)(b) do
  not apply if the registration statement is on Form S-3 or
  Form S-8 and the information required to be included in a
  post-effective amendment by this paragraphs is contained
  in periodic reports filed by the registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange
  Act of 1934 that are incorporated by reference in the
  registration statement.
  <P>
  (2)     That, for the purpose of determining any
  liability under the Securities Act of 1933, each such
  post-effective amendment shall be deemed to be a new
  registration statement relating to the securities offered
  therein, and the offering of such securities at that time
  shall be deemed to be the initial bona fide offering
  thereof.
  <P>
  (3)     To remove from registration by means of a post-
  effective amendment any of the securities being
  registered which remain unsold at the termination of the
  offering.
  <P>
  (4)   That, for purposes of determining any liability
  under the Securities Act of 1933, each filing of the
  registrant's annual report pursuant to Section 13(a) or
  Section 15(d) of the Securities Exchange Act of 1934
  (and, where applicable, each filing of an employee
  benefit plan's annual report pursuant to Section 15(d) of
  the Securities Exchange Act of 1934) that is incorporated
  by reference in the registration statement shall be
  deemed to be a new registration statement relating to the
  securities offered therein, and the offering of such
  securities at that time shall be deemed to be the initial
  bona fide offering thereof.
  <P>
  (5)     To deliver or cause to be delivered with the
  prospectus, to each person to whom the prospectus is sent
  or given, the latest annual report to security holders
  that is incorporated by reference in the prospectus and
  furnished pursuant to and meeting the requirements of
  Rule 14a-3 or Rule 14c-3 under the Securities Exchange
  Act of 1934; and, where interim financial information
  required to be presented by Item 310(b) of Registration
  S-B is not set forth in the prospectus, to deliver, or
  cause to be delivered, to each person to whom the
  prospectus is sent or given, the latest quarterly report
  that is specifically incorporated by reference in the
  prospectus to provide such interim financial information.
  <P>
  (6)     To deliver or cause to be delivered with the
  prospectus to each employee to whom the prospectus is
  sent or given, a copy of the registrant's annual report
  to stockholders for its last fiscal year, unless such
  employee otherwise has received a copy of such report, in
  which case the registration shall state in the prospectus
  that it will promptly furnish, without charge, a copy of
  such report on written request of the employee.  If the
  last fiscal year of the registrant has ended within 120
  days prior to the use of the prospectus, the annual
  report of the registrant for the preceding fiscal year
  may be so delivered, but within such 120-day period the
  annual report for the last fiscal year will be furnished
  to each such employee.
  <P>
  (7)     To transmit or cause to be transmitted to all
  employees participating in the Plans who do not otherwise
  receive such material as stockholders of the registrant,
  at the time and in the manner such material is sent to
  its stockholders, copies of all reports, proxy statements
  and other communications distributed to its stockholders
  generally.
  <P>
                         SIGNATURES
  <P>
  Pursuant to the requirements of the Securities Act of
  1933, the Registrant certifies that it has reasonable
  grounds to believe that it meets all of the requirements
  for filing on Form S-8 and has duly caused this
  registration statement to be signed on its behalf by the
  undersigned, there unto duly authorized, in the City of
  Stamford, State of Connecticut, on June 15, 2000.
  <P>
                       UNICO, INC.
  <P>
                       By: /s/ Jay R. Weppler
                       -----------------------
                               Jay R. Weppler
                               Chairman, President and
                               Chief Executive Officer
  <P>
  Pursuant to the requirements of the Securities Act of
  1933, this Registration Statement has been signed below
  by the following persons on behalf of the Registrant and
  in the capacities and on the dates indicated.
  <P>
  Signatures                              Date
  <P>
  /s/ Jay R. Weppler
  --------------------                        June 15, 2000
      Jay R.Weppler
      Chairman, President and
      Chief Executive Officer
  <P>
  /s/ Ron Stoeppelwerth
  ----------------------                      June 15, 2000
      Ron Stoeppelwerth
      Chief Financial Officer and Director
  <P>
  -----------------                           June 15, 2000
      Shane Sutton
      Director
  <P>